Exhibit 10.14

TRINITY CAPITAL CORPORATION

2005 DEFERRED INCOME PLAN

Amended and Restated March 14, 2008

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TRINITY CAPITAL CORPORATION

2005 DEFERRED INCOME PLAN

Section 1.  Purpose

The purpose of the TRINITY CAPITAL CORPORATION 2005 DEFERRED INCOME PLAN (“Plan”) is to enable selected employees and officers of TRINITY CAPITAL CORPORATION (“Company”), and any related company, to elect to defer all or a portion of the compensation payable by the Company, or the related company, on account of service as an employee or officer. The Plan is intended as a means of maximizing the effectiveness and flexibility of the compensation arrangements to a select group of management or highly compensated employees of the Company and related companies, and as an aid in attracting and retaining individuals of outstanding abilities and specialized skills for service.

Section 2.  Effective Date

The Plan is effective as of April 7, 2005.

Section 3.  Plan Administration

The Plan shall be administered by a committee (“Committee”), as may be designated by the Board of Directors of the Company (“Board”) from time to time. The Committee shall have sole authority to select the individuals, from among those eligible, who may participate under the Plan and to establish all other participation requirements. The Committee is authorized, subject to Board approval, to interpret the Plan and may from time to time adopt such rules, regulations, forms and agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in administering the Plan shall be subject to Board review.

Section 4.  Eligibility

Any officer or employee of the Company or any related company may be designated by the Board to participate in the Plan; provided, however, that officers or employees eligible for designation shall be limited to a select group of management or highly compensated employees within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Any such officer or employee shall be a “Participant” as of the date designated by the Board, and his or her status as a Participant shall continue until the date on which all payments due under the terms of the Plan have been made.

Section 5.  Shares Subject to the Plan

The aggregate number of shares of common stock of the Company (“Shares”) which may be distributed to officers and employees under the Plan shall be Five Hundred Thousand (500,000) Shares. Any Shares that remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available sufficient Shares to meet the requirements of the Plan. The aggregate number of Shares which may be sold under the Plan shall be automatically adjusted to reflect a change in capitalization of the Company, such as a stock dividend or stock split, unless the Board determines in its sole discretion that, based on the facts and circumstances, a formulaic adjustment is not appropriate, and that a differing adjustment, or no adjustment, is more equitable.

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Section 6.  Election to Defer Income

(a)        In General. Each Participant shall be entitled to make an irrevocable election (“Election”) to defer receipt of all or a portion of the compensation otherwise payable to him or her in cash (“Income”). Income with respect to which an Election has been made (and shall not have been revoked) shall be referred to hereinafter as “Deferred Income.”

(b)        Timing of Elections. An Election to defer Income under the Plan must be properly filed with the Company not later than the following:

(i)	the last business day of the tax year preceding the year in which the Income is earned, or such earlier time as established by the Committee;
(ii)	thirty (30) days after first becoming eligible to participate in the Plan; provided such Income relates to services performed after the date of the Election; or
(iii)

six (6) months prior to the end of an applicable performance period; provided such Election is with respect to incentive compensation which qualifies as “bonus compensation” as defined under Section 409A of the Internal Revenue Code of 1986, as amended (“Code”).

All such Elections shall continue in effect until the Participant delivers to the Board a written revocation or modification of such Election pursuant to paragraph (d) below.

(c)        Manner of Election. Elections to defer receipt of Income shall be made in writing in accordance with such rules and procedures as the Committee may prescribe; provided, however, that each such Election to defer shall include:

(i)	the amount to be deferred, expressed either as a fixed dollar amount or a percentage of Income;
(ii)	the date on which the Deferred Income shall be paid; and
(iii)	the number of annual installments for the payment of Deferred Income (maximum ten (10)).

(d)        Changes to Elections. Modifications to existing Elections which change the timing or method of payment shall be subject to the following:

(i)	A revised Election must be made not later than twelve (12) months prior to the scheduled payment date reflected in the most recent Election; and
(ii)	To the extent required under Code Section 409A, the revised payment date must be not sooner than the five (5) year anniversary of the previously scheduled payment date; and
(iii)	Shall comply with all rules of Code Section 409A with respect to changes in original elections.

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Section 7.  Record and Crediting of Deferred Amounts

(a)        Deferred Income. The Company shall credit the amount of any Deferred Income to a memorandum account for the benefit of the Participant (“Deferred Income Account”) no later than the last day of the calendar quarter in which such Income would otherwise have been paid to the Participant.

(b)        Investment Direction. The Committee will allow a Participant to direct the investment of his or her Deferred Income Account in accordance with such rules and procedures as the Committee may prescribe, in its sole discretion, which may include a single investment selection, including shares of the Company’s common stock. The Company will be relieved of all investment responsibility and liability for such investment direction. A direction to purchase Shares may not be made within six (6) months of a direction to sell Shares, and a direction to sell Shares may not be made within six (6) months of a direction to purchase Shares, under the Plan or any other plan or program maintained by the Company.

(c)        Value and Statement of Account. The Committee shall provide each Participant with a statement of the value of his or her Deferred Income Account, including the amount of Deferred Income and income thereon, determined as of each December 31 (the “Valuation Date”).

Section 8.  Payment of Deferred Account

(a)        In General. No withdrawals or payment shall be made from the Participant’s Deferred Income Account except as provided in this Section 8. This provision shall comply with the requirements of Section 409A of the Code with respect to the distribution of deferred compensation to specified employees. The Company shall determine the applicability of the definition of “key employee” as of the date of separation of an individual in accordance with the definition under Section 416(i) of the Code.

(b)        Payment Event. The value of a Participant’s Deferred Income Account shall be payable in either a single payment or up to ten (10) annual installments commencing on the March 15, or the next business day following March 15, following the occurrence of a “payment event,” as shall be reflected in the most recently applicable Election. A “Payment Event” shall be the date specified in the Participant’s Election, which may be any one of the following:

(i)	the date of the Participant’s separation from service with the Company or related company (six (6) months from such date if the Participant is a “Key Employee” as defined under Code Section 416(i));
(ii)	the date the Participant attains an age specified in the Election; or
(iii)	the first or later to occur of either of such dates, as may be specified in the Election.
(c)	Manner of Payment.
(i)	If a Participant elects a single installment, the value of Participant’s entire Deferred Income Account as of the Valuation Date preceding payment shall be paid to him or her in one lump sum.
(ii)

If a Participant elects two (2) or more installment payments, the amount of an installment payment shall be a fraction of the value of the Participant’s Deferred Income Account on the Valuation Date preceding such installment payment date, the numerator of which is one (1) and the denominator which is the total number of installments elected minus the number of installments previously paid.

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(d)        Hardship Distributions. The Committee, in its sole discretion, and whether or not a Payment Event shall have occurred, may accelerate payment of amounts credited to a Participant’s Deferred Income Account if requested to do so and if the requirements of this paragraph (d) are met. Such acceleration may occur only in the event of an unforeseeable financial emergency and the amount of any distribution is limited to the amount deemed reasonably necessary to satisfy such unforeseeable financial emergency. For purposes of this paragraph (d), an “Unforeseeable Financial Emergency” is an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

(e)        Death of Participant. In the event that a Participant shall die at any time prior to complete distribution of all amounts payable to him or her under the provisions of the Plan, the unpaid balance of the Participant’s Deferred Income Account shall be paid to the Participant’s beneficiary or beneficiaries in a lump sum, unless another form is provided in the Participant’s most recent Election.

Section 9.  Designation of Beneficiary

Participants shall designate in writing, in accordance with such rules and procedures as the Committee may prescribe, the beneficiary or beneficiaries who are to receive the Participant’s Deferred Income Account in the event of the Participant’s death.

Section 10.  Unsecured Obligations

The obligation of the Company to make payments under the Plan shall be a general obligation of the Company, and such payments shall be made from general assets and property of the Company. The Participant’s relationship to the Company under the Plan shall be only that of a general unsecured creditor and neither this Plan nor any agreement entered into hereunder or action taken pursuant hereto shall create or be construed to create a trust or fiduciary relationship of any kind. The Company may establish an irrevocable grantor trust for purposes of holding and investing the Deferred Income Account balances but such establishment shall not create any rights in or against any amount so held, except that the trustee of such trust may vote any Shares thereunder in accordance with the direction of the Participants.

Section 11.  Amendment and Termination

(a)        The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant in such Participant’s Deferred Income Account under the Plan, without such Participant’s consent.

(b)        Notwithstanding the foregoing, the Board shall retain the right to amend the Plan or any portion thereof at any time, or from time to time, without the consent of the Participants, to the extent deemed necessary by the Board, in its sole discretion, in order for the Plan and Deferred Income to be compliant with the requirements of Code Section 409A.

Section 12.  Effect of Transfer
(a)        In the event of a Change in Control of the Company, the entire unpaid balance of each Deferred Income Account shall be paid in a single lump sum to the Participant as of the effective date thereof.

(b)        For purposes of this Plan, the term Change in Control shall be as defined in Code Section 409A and Internal Revenue Service Notice 2005-1 and any subsequent guidance provided with respect to Code Section 409A.

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Section 13.  Non-Assignability
No right to receive payments under the provisions of this Plan shall be transferable or assignable by a Participant, except by will or the laws of descent and distribution or by gifting for the benefit of descendants in estate planning situations, and during his or her lifetime payment may only be received by the Participant or his or her legal representative or guardian.
Section 14.  Delivery and Registration of Stock

The Company’s obligation to deliver Shares shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the individual to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 (“Act”) or any other federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

This Plan is intended to comply with Rule 16b-3 under the Act. Any provision of the Plan which is inconsistent with said rule shall, to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.

Section 14.  Binding Provisions

All of the provisions of this Plan shall be binding upon all persons who shall be entitled to any benefits hereunder and their heirs and personal representatives.

Section 15.  Claims Proceedure

If any benefits become payable under this Plan, the Participant (or designated beneficiary in the case of the Participant’s death) shall file a claim for benefits by notifying the Committee in writing. If the claim is wholly or partially denied, the Committee shall provide a written notice of the denial. This written notice must be provided within a reasonable period of time (generally 90 days) after the receipt of the claim by the Committee. The written notice must contain the following information:

(a)	the specific reason or reasons for the denial;
(b)	specific reference to those Plan provisions on which the denial is based;
(c)	a description of any additional information or material necessary to correct the claim and an explanation of why such material or information is necessary; and
(d)	appropriate information as to the steps to be taken if the Particiapnt or beneficiary wants to submit the claim for review.

If notice of the denial of a claim is not furnished within a reasonable period of time, the claim will be deemed denied.

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Upon the denial of a claim for benefits, the Participant (or designated beneficiary in the case of the Participant’s death) may file a claim for review, in writing, with the Committee within sixty (60) days after receipt of a written notice of a denial of a claim. In requesting a review, the Participant or beneficiary may review Plan documents and submit any written issues and comments he or she feels are appropriate. The Committee shall then give a full and fair review to the claim. If the claim is denied, the Committee shall provide the Participant or beneficiary with written notice of this denial within sixty (60) days after the Committee’s receipt of the request for review. This decision shall state the specific reasons for the decision and shall include references to specific Plan provisions on which the decision is based.

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